UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2017

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
In connection with and upon consummation of its acquisition of substantially all of the assets of Hausmann Industries, Inc. ("HII") on April 3, 2017 (the "Acquisition") as described in Item 2.01, below, Dynatronics Corporation (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with Bank of the West ("Bank") on March 31, 2017, to provide asset-based financing to the Company to be used for funding the Acquisition and for operating capital. Amounts available under the Loan Agreement will be subject to a borrowing base calculation of up to a maximum availability of $8,000,000 and will bear interest at LIBOR plus 2.25%. We paid a commitment fee of .25% and the line is subject to an unused line fee of .25%. The maturity date is two years from the date of the note.
The Loan Agreement provides for revolving credit borrowings by the Company in an amount up to the lesser of $8,000,000 and a borrowing base. The borrowing base is computed monthly and is equal to the sum of stated percentages of eligible accounts receivable and inventory, less a reserve.
The obligations of the Company under the Loan Agreement are required to be guaranteed by each of its subsidiaries, and are (and the guaranty obligations of any such subsidiary guarantors are required to be) secured by a first-priority security interest in substantially all of the assets of the Company and any such subsidiary guarantors, as applicable (including, without limitation, accounts receivable, equipment, inventory and other goods, intellectual property, contract rights and other general intangibles, cash, deposit accounts, equity interests in subsidiaries and joint ventures, investment property, documents and instruments, real property, and proceeds of the foregoing).
The Loan Agreement contains affirmative and negative covenants, including covenants that restrict the ability of the Company and its subsidiaries to, among other things, incur or guarantee indebtedness, incur liens, dispose of assets, engage in mergers and consolidations, make acquisitions or other investments, make changes in the nature of its business, and engage in transactions with affiliates. The Loan Agreement also contains financial covenants applicable to the Company and its subsidiaries, including a maximum monthly consolidated leverage ratio through May 2018 of 7.0 to 1.0 and from June 2018 and thereafter, of 6.0 to 1.0; a minimum monthly consolidated fixed charge coverage ratio beginning April 2017 and on the last day of each month thereafter of not less than 1.10 to 1.0; and limitation of excess availability to not less than 20% of the borrowing base.
The Bank is entitled to accelerate repayment of the loans and to terminate its revolving credit commitment under the Loan Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company's covenants or representations under the loan documents, default under any other of the Company's or its subsidiaries' significant indebtedness agreements, a bankruptcy, insolvency or similar event with respect to the Company or any of its subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control of the Company.
The foregoing description of the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Loan Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 1.02  Termination of a Material Definitive Agreement.
In connection with the Company's entry into the asset lending facility with the Bank, as described above in Item 1.01 of this Current Report on Form 8-K, on March 31, 2017, the Company terminated its existing credit agreement with Access Business Finance LLC (the "Existing Credit Agreement"). At the time of termination, the Company paid the total outstanding loan balance of $15,000, which included the full balance of principal, interest and legal fees in connection with the Existing Credit Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets
Acquisition of Hausmann Industries, Inc.
On April 3, 2017, the Company closed the purchase of substantially all of the assets of Hausmann Industries, Inc., a New Jersey corporation ("HII"), for $10.0 million in cash, subject to adjustment, as provided in an Asset Purchase Agreement dated March 21, 2017 (the "Asset Purchase Agreement"). The Acquisition was effected through Hausmann Enterprises, LLC, a newly formed Utah limited liability company, wholly owned by the Company (the "Acquisition Subsidiary").
Financing for the Acquisition was provided by proceeds from a private placement of the Company's equity securities as described in Item 3.02 of this Current Report (the "Private Placement") and borrowings under the Loan Agreement described in Item 1.01, above. Closing of the Private Placement and the lending facility occurred concurrently with the consummation of the Acquisition.

In connection with the Acquisition, the Acquisition Subsidiary entered into an agreement with HII to lease the 60,000 square-foot manufacturing and office facility in Northvale, New Jersey (the "Facility") effective as of the closing date (the "Lease") with an initial two-year term, with annual lease payments of $360,000 for the first year, and 2% increases in each subsequent year. The Lease grants the Acquisition Subsidiary two options to extend the term of the lease for two years per extension term, subject to annual 2% per year increases in base rent, and a third option at the end of the second option term for an additional five-years at fair market value.
At the closing of the Acquisition, the Company paid HII $9.0 million of the $10.0 million purchase price. A holdback of $1.0 million will be retained for purposes of satisfying adjustments to the purchase price as may be required by the Asset Purchase Agreement and indemnification claims, if any. Subject to adjustments or claims as provided by the Asset Purchase Agreement, 25% of the holdback amount will be released to HII on January 1, 2018, and the balance of the remaining holdback amount will be released to HII 18 months after closing. As part of the Acquisition transaction, we will pay and discharge certain liabilities and obligations of HII related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course).
Employees of HII were offered employment with Dynatronics at closing. In addition, David Hausmann entered into an employment agreement with the Company (the "Employment Agreement") and will assist in the transition of the acquired business, reporting to Kelvyn Cullimore, CEO of Dynatronics.  Mr. Hausmann's annual salary is $150,000 and we will pay him an annual bonus in an amount between $25,000 and $35,000 as determined by Mr. Cullimore, and provide him with other employee benefits provided to our employees generally at his level of management at the Acquisition Subsidiary (including, e.g., paid time off and paid holidays, medical/dental/vision insurance, Section 125 Flexible Spending Account (FSA), and 401(k)). In addition to the restrictive covenants applicable to him under the Asset Purchase Agreement described in the next paragraph below, as a condition of his employment, Mr. Hausmann executed a confidentiality and non-compete agreement, which limits his ability to be employed by a competitor of, or otherwise to compete with, Dynatronics for a one-year period following the later of (i) termination of employment, and (ii) the latest date upon which Dynatronics makes any severance payment to Mr. Hausmann.
The Asset Purchase Agreement contains customary representations, warranties and covenants by HII and the Company, as well as customary indemnification provisions among the parties. Post-closing covenants include a covenant that for a period of five years (the "Restrictive Period"), HII and its stockholders (including Mr. Hausmann) will refrain from solicitation of employees, customers and business of HII or the Company and from other competitive activity as defined in the Asset Purchase Agreement, and requires them and their representatives (as defined in the Asset Purchase Agreement) to maintain (other than in connection with performing obligations pursuant to the Lease or the Employment Agreement, as applicable), the confidentiality of, and not use, confidential information relating to the acquired business or purchased assets, except as permitted by the Asset Purchase Agreement.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K on March 22, 2017 and is incorporated herein by reference.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.
Item 3.02  Unregistered Sales of Equity Securities.
In connection with the Acquisition, on April 3, 2017, we closed on the sale of equity securities for gross proceeds of $7,795,000 (the "Private Placement") pursuant to the terms of a Securities Purchase Agreement dated March 21, 2017 (the "Securities Purchase Agreement") entered into with certain accredited investors, including institutional investors (the "Investors").  In the Private Placement, we sold 1,559,000 Units at $5.00 per Unit, each Unit made up of one share of our common stock, no par value per share ("Common Stock") at $2.50 per share, one share of Series B Convertible Preferred Stock, no par value per share ("Series B Preferred Stock") at $2.50 per share, and a warrant to purchase 1.5 shares of Common Stock, exercisable at $2.75 per share for six years.
The Units and their component and underlying securities were offered and will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), including Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Certain of our officers and directors and significant shareholders, as well as Mr. Hausmann and members of his family, invested in the Private Placement. Certain of the Investors in the Private Placement are deemed to be insiders (officers, directors, employees or consultants of the Company) under applicable rules of The NASDAQ Stock Market ("NASDAQ"). In addition, certain Investors entered into agreements with the Company in connection with the offering to defer receipt of the securities purchased in the Private Placement.  Pursuant to the terms of the Securities Purchase Agreement, until we have obtained Shareholder Approval, we will not issue any shares of Common Stock as part of the Units or otherwise in an amount that exceeds 19.9% of the issued and outstanding shares of Common Stock of the Company. In addition, until we have obtained Shareholder Approval, we will not issue any shares of Common Stock to any insider or to any Investor who has agreed to defer the issuance of such Investor's Common Stock. Consequently, at the closing of the Private Placement we issued a total of 600,000 shares of Common Stock to two Investors, which represents approximately 19.7% of our issued and outstanding Common Stock.
Our Common Stock is currently listed on The NASDAQ Capital Market and we are subject to NASDAQ rules governing listing requirements and corporate governance of companies with securities listed on NASDAQ (collectively, the "NASDAQ Listing Rules"). Pursuant to the terms of both the Asset Purchase Agreement and the Securities Purchase Agreement, we have covenanted to obtain approval of our shareholders ("Shareholder Approval") as may be required by the NASDAQ Listing Rules to issue the shares of Common Stock included in the Units and underlying the conversion, payment of dividends and redemption of the Series B Preferred, and execution of the Warrants, as follows:
•
NASDAQ Listing Rule 5635(a), which requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities;

•
NASDAQ Listing Rule 5635(b), which requires prior shareholder approval for issuances of securities that could result in a "change of control" of the issuer - NASDAQ may deem a change of control to occur when, as a result of an issuance, an Investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power, and such ownership or voting power of an issuer would be the largest ownership position of the issuer;

•
NASDAQ Rule 5635(c), requiring shareholder approval when common stock may be issued to "insiders" (directors, officers, employees or consultants) of the issuer in transactions at prices less than market value, which includes sales deemed to be "equity compensation" paid to insiders, as well as the issuance of common stock at less than market prices in payment of dividends or for redemption of other securities or payment of debt; and

•
NASDAQ Rule 5635(d), which requires shareholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of common stock outstanding before the issuance.

We intend to hold a meeting of shareholders for the purpose of obtaining Shareholder Approval as described above. Certain key shareholders of the Company (officers, directors and certain shareholders) holding in the aggregate approximately 35% of our voting securities have entered into voting agreements with the Company and the Investors to vote all voting securities of the Company over which such persons have voting control as of the record date for such meeting of shareholders, in favor of the Shareholder Approvals described above.
The Warrants included in the Units may not be exercised until we have obtained Shareholder Approval.  The Warrants have an exercise price of $2.75 per share of Common Stock and are exercisable for a term of six years from the date of issuance. At the election of the holder of the Warrant, the holder may be restricted from the exercise of the Warrant or any portion of the Warrant held by such holder, to the extent that, after giving effect to the conversion, such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% (or 9.99%, as such holder may elect) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise.

Ladenburg Thalmann & Co. Inc. ("Ladenburg") acted as placement agent in connection with the Private Placement and we will pay Ladenburg fees for its services for introducing Investors to the Company, in accordance with applicable FINRA rules and regulations. No compensation, fees, or discounts will be paid or given to any other person in connection with the offer and sale of the securities.
In connection with the closing of the Private Placement, the Company and the Investors entered into a Registration Rights Agreement, obligating us to file a registration statement with the SEC to register all shares of Common Stock issuable as part of the Units, as well as all shares of Common Stock underlying conversion of the Series B Preferred Stock or payment of Series B Dividends or issuable upon exercise of the Warrants, within 45 days of the closing.
The foregoing descriptions of the Securities Purchase Agreement and the related transaction documents, including the Registration Rights Agreement, Voting Agreement, and Warrant, do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Securities Purchase Agreement, Registration Rights Agreement, Voting Agreement, and Warrant, as the case may be, filed as Exhibits 10.3, 10.4, 9.1, and 4.2, respectively, to the Company's Current Report on Form 8-K on March 22, 2017, and incorporated herein by reference.
Item 3.03  Material Modification to Rights of Security Holders.
The information regarding limitations and restrictive covenants under the Loan Agreement contained in Item 2.03, above, and the description of the preferences of the Series B Preferred Stock contained in Item 5.03, below, are hereby incorporated by reference.
Possible Effects on Rights of Existing Stockholders
Existing shareholders will suffer dilution in ownership interests and voting rights as a result of the issuance of the Units, including the Common Stock and Series B Preferred Stock contained in the Units, and the Dividend Shares (as defined below), and may suffer additional dilution upon the issuance of shares of our Common Stock upon the conversion of the Series B Preferred Stock or the exercise of the Warrants. The Series B Preferred Stock will be senior to our Common Stock with respect to dividends and liquidation preferences, the holders of Series B Preferred Stock will vote with the holders of Common Stock in any vote on an adjusted, as-converted basis, and the holders thereof will be entitled to 8.0% cumulative annual dividends, which may be paid in shares of Common Stock at the option of the Company. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock
Item 5.03  Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.
On March 29, 2017, the Company filed a Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock ("Certificate of Designation") with the State of Utah Division of Corporations and Commercial Code (the "Utah Division").
The following is a summary of the terms of the Series B Preferred Stock under the Certificate of Designation filed with the Utah Division.  A copy of the Certificate of Designation as filed with the Utah Division is included as an Exhibit with this Current Report and incorporated herein by this reference; we encourage you to read the Certificate of Designation thoroughly.  The following summary is qualified by the terms contained in the Certificate of Designation.
Voting. The Series B Preferred Stock votes on an as-converted basis, subject to the Beneficial Ownership Limitation, described below, one vote for each share of Common Stock issuable upon conversion of such Series B Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series B Preferred Stock for its Series B Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the closing bid price of the Common Stock on the trading day immediately prior to the date of issuance of such holder's Series B Preferred Stock.  However, until such time as Shareholder Approval is obtained, the Series B Preferred Stock will not be convertible into shares of Common Stock and therefore will not have voting rights.
Certain Amendments and Changes.  Without the consent of holders of at least a majority of the then outstanding shares of Series B Preferred Stock, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.  In addition, without the consent of all of the holders of the Series B Preferred Stock, the number of authorized shares of Series B Preferred Stock may not be increased.
Dividends. Prior to conversion, each share of Series B Preferred Stock carries an annual dividend at a rate of 8% of $2.50, plus all accrued but unpaid dividends thereon ("Series B Dividends").  Series B Dividends may be paid at the discretion of the Company in cash or in shares of Common Stock, subject to Shareholder Approval.  If the Board of Directors declares a dividend payable upon the Common Stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series B Preferred Stock are entitled to the amount of dividends that would be payable in respect of the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted.

Liquidation. The Series B Preferred Stock ranks senior to the Common Stock with respect to distributions upon our deemed dissolution, liquidation or winding-up, and has a per share liquidation preference equal to $2.50 plus all accrued but unpaid dividends thereon.
Conversion. Each share of Series B Preferred Stock is convertible into Common Stock at a conversion price of $2.50 per share, subject to the Beneficial Ownership Limitation, described below; but not until such time as Shareholder Approval is received.
Beneficial Ownership Limitation.  Unless an Investor elects at the time of issuance that it shall not apply, the Certificate of Designation provides that the Company shall not effect any conversion of such holder's shares of Series B Preferred Stock, and such holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion of the holder's Series B Preferred Stock such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by the applicable holder (the "Beneficial Ownership Limitation").  A holder, upon prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions applicable to its shares of Series B Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the shares of Series B Preferred Stock held by the holder.
Forced Conversion.  The Company has the right to convert one-half of the then outstanding Series B Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a daily volume weighted average price ("VWAP") as defined in the Certificate of Designation of at least $7.50 per share on each of the 40 trading days prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 30,000 shares; and (3) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion, and certain other conditions have been met.  The Company will have the right to convert the remaining outstanding Series B Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a VWAP price of at least $10.00 per share on each of the 40 trading days  prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 50,000 shares; and (3) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion and certain other conditions have been met.
Item 7.01. Regulation FD Disclosure.
Updated Disclosure to Investors
In connection with the closing of the Private Placement, the Company provided the Investors a copy of the audited financial statements of HII as of and for the years ended December 31, 2016 and 2015 (the "HII Audits").  A copy of the HII Audits is furnished with this Current Report as Exhibit 99.1.  In connection with the closing of the Acquisition, the Company issued a press release on April 4, 2017.  A copy of the press release is furnished with this Current Report as Exhibit 99.2.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact, including statements identified by words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "estimate," "project," "believe" and similar expressions or variations, are forward-looking statements. Forward-looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
The audited financial statements of Hausmann Industries, Inc. for the years ended December 31, 2016 and 2015 are filed with this Current Report as Exhibit 99.2.
(b)	Pro Forma Financial Information
The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b).
(d)	Exhibits
Number	Description

3.1	Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock filed with the Utah Division of Corporations and Commercial Code March 29, 2017

4.2	Form of Warrant*

9.1	Form of Voting Agreement*

10.1	Loan and Security Agreement dated March 31, 2017

10.2	Asset Purchase Agreement dated March 21, 2017*

10.3	Securities Purchase Agreement dated March 21, 2017*

10.4	Form of Registration Rights Agreement*

23.1	Consent of Tanner LLC

99.1	Press Release dated April 4, 2017

99.2	Financial Statements of Business Acquired - Audited Financial Statements of Hausmann Industries, Inc. as of and for the years ended December 31, 2016 and 2015
________________________
* Incorporated by reference to Company's Current Report on Form 8-K, filed March 22, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date: April 4, 2017